UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01	Other Events

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the United States Securities and Exchange Commission (the “Commission”) on May 10, 2007 (the “Form 10-Q”), we have revised our reporting segments to reflect how our chief operating decision maker decides to allocate resources and assess performance effective for the quarter ended March 31, 2007. Specifically, we have combined one of our former segments, Run-of-Press, into our Neighborhood Targeted segment, due to the two segments’ similarities in sales and operational processes and combined sales and management team.

As required by Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”), our consolidated financial statements issued subsequent to the segment reporting change are required to reflect modifications to our reportable segment information resulting from the revision, including reclassifications of all comparative prior period segment information. Accordingly, the Form 10-Q already reflects the change in segment reporting. Also in accordance with SFAS 131, to help facilitate year-to-year comparisons, we are reclassifying the segment footnote to our consolidated financial statements as of December 31, 2005 and 2006 and for each of the years in the three-year period ended December 31, 2006 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on February 28, 2007 and Amendment No. 2 on Form 10-K/A filed with the Commission on June 28, 2007 (as amended, the “Form 10-K”). The updated consolidated financial statements are attached hereto as Exhibit 99.1.

In addition, on March 2, 2007, we completed the acquisition of ADVO for approximately $1.2 billion, including the refinancing of approximately $125.0 million in existing ADVO debt. In connection with the ADVO acquisition, we issued $540.0 million aggregate principal amount of 8 1/4% Senior Notes due 2015. The notes are fully and unconditionally guaranteed, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries on a senior unsecured basis. As a result, we have also updated the consolidated financial statements attached hereto as Exhibit 99.1 to include a subsequent event and supplemental financial information footnote (Note 15) reporting the ADVO acquisition and related issuance of debt and providing supplemental guarantor condensed consolidating financial statements.

This Current Report on Form 8-K has no effect on our consolidated financial position, results of operations or cash flows previously reported in the Form 10-K. The consolidated financial statements attached hereto as Exhibit 99.1 reclassify only the applicable segment information in the footnotes thereto and provide supplemental guarantor condensed consolidating financial information, and there have been no other changes to our consolidated financial information reflected in the attached consolidated financial statements from the consolidated financial statements previously included in the Form 10-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

99.1	Part II, Item 8 and Schedule II of Valassis Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendments No. 1 and No. 2 on Form 10-K/A, including audited consolidated balance sheets as of December 31, 2005 and 2006 and related consolidated statements of income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2006, revised to reflect the change to our reportable segments described herein and to provide the supplemental guarantor condensed consolidating financial information described herein. Also included is the report of our independent registered public accounting firm dated February 10, 2007 (June 28, 2007, as to Note 12 and Note 15).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date:	June 28, 2007	By:	/s/ Robert L. Recchia
		Name:	Robert L. Recchia
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

99.1	Part II, Item 8 and Schedule II of Valassis Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendments No. 1 and No. 2 on Form 10-K/A, including audited consolidated balance sheets as of December 31, 2006 and 2005, and related consolidated statements of income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2006, revised to reflect the changes as described herein. Also included is the report of our independent registered public accounting firm dated February 10, 2007 (June 28, 2007, as to Note 12 and Note 15).